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                         SUBSIDIARIES OF THE REGISTRANT



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
                                                                                                    Jurisdiction of
Parent                                  Subsidiary                               Percentage Owned    Incorporation
------                                  ----------                               ----------------    -------------
CBES Bancorp, Inc.                      Community Bank of Excelsior Springs             100             Federal
                                          a Savings Bank

Community Bank of Excelsior Springs,     CBES Service Corporation                       100             Missouri
  a Savings Bank
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